SECURITIES AND EXCHANGE COMMISSION
Washington, DC 10549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2006

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification No.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant’s telephone number,
including area code:
(616) 527-9450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry Into a Material Definitive Agreement

        On November 6, 2006, Independent Bank and Independent Bank South Michigan (collectively, the “Banks”), both wholly-owned subsidiaries of Independent Bank Corporation (the “Registrant”), entered into a Branch Purchase Agreement with TCF National Bank. Pursuant to the Branch Purchase Agreement, the Banks have agreed to purchase a total of 10 branch locations from TCF National Bank. The branches to be acquired are located in Bay City, Saginaw, and Battle Creek, Michigan. The closing is expected to occur in March of 2007, subject to the receipt of regulatory approvals and the satisfaction of other customary closing conditions.

        A copy of the Branch Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1, and a copy of the press release announcing the execution of the agreement is attached as Exhibit 99.1.

        The information set forth in this Item 1.01 is qualified in its entirety by the provisions of the Branch Purchase Agreement.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibit 10.1 Branch Purchase Agreement, dated November 6, 2006 Exhibit 99.1 Press Release issued November 6, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 6, 2006	INDEPENDENT BANK CORPORATION (Registrant) By: /s/ Robert N. Shuster —————————————— Robert N. Shuster Executive VP and CFO